EXHIBIT 99

                SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and General Release ("Agreement") is between Con-way Freight Inc. ("Company") and David S. McClimon ("Executive"). The parties agree that the effective date of this Agreement ("Effective Date") shall be as provided in Section 8, below.


1. Employment. As of July 25, 2007 through February 1, 2008, Company agrees that it will employ Executive, and Executive accepts employment, as an Advisor to Company, performing such services as Company may require.

2.   Compensation and Benefits to Executive.

          a. For the period of July 25, 2007 through February 1, 2008, Company shall pay Executive as salary the total gross sum of $8,215 per week, less withholdings required by law or as required to participate in Company benefit plans. Said payments will be made at the times and in the manner provided by Company's standard payroll practices.

          b. Within fourteen (14) days after the Effective Date of this Agreement, Company shall make a special separation payment to Executive in the total gross amount of $1,485,050.41, less withholdings required by law.

          c. On February 1, 2008, Executive will be paid out the value of his unused vacation and/or "paid time off" ("PTO") benefits accrued through that date, less withholdings required by law. Executive's total accrued and unused vacation and PTO balance as of February 1, 2008, prior to required withholdings, will be $98,859.

          d. For the period July 25, 2007 through February 1, 2008, Executive shall continue to have the use of the Company-provided automobile available to him for his use immediately preceding the
          Effective Date of this Agreement.   On February 2, 2008, Company
          will transfer title to the automobile to Executive. Executive understands and agrees that during the remainder of his employment with Company he remains bound by all provisions of the Company's Automobile Policy Manual.

          e. The parties agree that, for the period July 25, 2007 through December 31, 2007, Executive's rights to participate in and receive benefits under Company's retirement, supplemental excess retirement, health insurance, life insurance, and long term care insurance plans will not diminish due to his change of status as of July 25, 2007. Executive understands and agrees that he will not be eligible to participate in any of these plans following December 31, 2007, except to the extent allowed or required under COBRA, as a former employee under the retirement and supplemental excess retirement plans, or if converted to individual coverage at Employee's expense as allowed by an applicable plan. If done timely in accordance with the applicable plans, Executive may transition his and his family's coverage under the current long term care and life insurance policies sponsored by Company to individual coverage at the same premium rates he would have received as a covered employee under these plans; however, Executive understands and agrees that he is only eligible to transition up to $750,000 in coverage under the life insurance policy at these rates.

          f. Nothing in this Agreement shall limit, diminish, enlarge, or otherwise modify any rights and benefits Executive had as of July
          24, 2007   under  Company's compensation plans, including
          participation in Company's: Value Management Plan for the three-year cycle ending December 31, 2007; Deferred Compensation Plan, although Executive understands and agrees that he will not be eligible to defer 2008 income under the terms of that Plan; the 1997 Equity and Incentive Plan, including equity grants thereunder; and the 2006 Equity and Incentive Plan, and equity grants thereunder, although Executive understands and agrees that he will not receive dividends on unvested restricted stock granted in January 2007 under that Plan. Executive understands and agrees that for the remainder of his employment with Company he remains bound by any and all trading restrictions placed on him by Company. Company agrees that Executive's relevant Stock Option Agreements shall be amended to allow Executive to vest the options that he would otherwise have vested as an active employee in January, 2008, and to extend his right exercise all vested options through August 1, 2008.

          g. The parties agree that nothing in this Agreement shall limit, diminish, enlarge, or otherwise modify Executive's rights and benefits, if any, as a participant in Company's standard annual Incentive Compensation Plan for 2007. Executive's payout, if any, for 2007 shall be made at his participation factor for 2007 of seventy-five (75) percent of his annual base salary, calculated as required under the terms of the Incentive Compensation Plan for 2007 based on Company's performance against the goals stated in that Plan.

          h. Executive agrees that this Agreement shall supersede and extinguish any current or prior agreements with Company and/or its parent, subsidiaries or affiliates for compensation or benefits that might otherwise be payable to Executive in the event of a change in control, including his Severance Agreement with Con-way Transportation Services Inc. (now known as Con-way Freight). Executive expressly waives any rights he may have under such agreements, including but not limited to any claim that any stock options or restricted stock awards are or were subject to accelerated vesting as a result of any change in control.

3.   Covenants and Commitments by the Parties:

               a. Executive agrees that he will resign, effective July 25, 2007, any and all officer and director positions with the Company and its parent, subsidiary and affiliated entities and joint ventures. Executive shall execute any formal documentation required to document these resignations. Executive represents and agrees that he will terminate his employment with Company, effective February 1, 2008.

               b. Executive will not at any time, without the prior written consent of Company, either directly or indirectly use, divulge or communicate to any person or entity, in any manner, any Company, or its parent's, subsidiaries' or other affiliates', privileged [we don't agree to limit this language to attorney-client privilege], confidential, or proprietary information except if the disclosure (i) is required by law or (ii) disclosure involves information which had been lawfully revealed to Executive by a third party having no attorney-client or other confidentiality obligation to Company. This prohibition against disclosure includes, but is not limited to, Company's and its parent's, subsidiaries' or other affiliates' legal matters, technical data, systems and programs, financial and planning data, business development or strategic plans or data, marketing strategies, software development, product development, pricing, customer information, trade secrets, personnel information, and other privileged or confidential business information. Executive agrees to take every reasonable step to protect such privileged, confidential, or proprietary information from being disclosed to third parties. If Executive is required, or believes he may be required to disclose such privileged, confidential, or proprietary information pursuant to subpoena or other legal process, he will give Company prompt notice so that Company may object or take steps to prevent such disclosure.

          c. Executive will, for so long as Company may require, fully cooperate with Company in handling its legal and other matters in which he was involved or about which he has knowledge, such as answering inquiries from Company or its counsel, testifying in depositions and trials, and engaging in other efforts on behalf of Company and its parent, subsidiaries and affiliated companies. Executive will make himself available upon reasonable notice at reasonable times and places in order to prepare for giving testimony, and to testify at deposition, trial or other legal proceedings, without Company having to serve him with a subpoena. Executive expressly agrees that he will not be entitled to compensation, of any type or in any amount, for any of his time expended in traveling for purposes of giving testimony, being prepared for giving testimony, and/or testifying in such
          proceedings;   provided, however, that Company agrees to reimburse
          Executive for reasonable out-of-pocket costs and expenses he incurs as a result of his obligation to cooperate as provided herein. Moreover, except for time directly related to Executive's testimony as specified in the preceding sentence, Company agrees to compensate Executive at his normal hourly rate of $205.38 for time expended as a result of his obligation to cooperate with Company as provided herein

          d. For the period July 25, 2007 through February 1, 2009, Executive will: (i) refrain from encouraging any employee of Company or any of its subsidiaries or affiliates to leave employment with Company; (ii) refrain from soliciting any employee of Company of any of its subsidiaries or affiliates to accept employment with any other business enterprise. or (iii) refrain from encouraging or assisting any other person or entity in soliciting any employee of Company or any of its subsidiaries or affiliates to accept employment with any other business enterprise; and

          e. He shall not make, participate in the making of, or encourage any other person to make, any statements, written or oral, which criticize or disparage the goodwill or reputation of Company, any of its subsidiaries or affiliates or any of their respective past or present directors, officers, executives or employees.

          f. Company agrees that it shall not authorize, and shall use its best reasonable efforts to assure, that none of its officers or directors make or participate in the making of, or encourage any other person to make, any statements, written or oral, which criticize or disparage Executive.

4. Release. In consideration of the foregoing benefits, and for other valuable consideration, Executive and his representatives, heirs, successors, and assigns do hereby completely release and forever discharge Company, Con-way Inc., and any present or past subsidiaries and affiliates, and its and their present and former shareholders, officers, directors, agents, employees, attorneys, insurers, successors, and assigns (collectively, "Released Parties") from all claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character, known or unknown, mature or unmatured, which Executive may now have or has ever had, whether based on tort, contract (express or implied), or any federal, state, or local law, statute, public policy, or regulation (collectively, "Released Claims"). By way of example and not in limitation of the foregoing, Released Claims shall include any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act and any and all similar claims arising under any statute, law or regulation of the States of California or Michigan, as well as any claims asserting breach of contract, breach of the covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, defamation, invasion of privacy, claims of retaliation, wrongful discharge, or wrongful termination, and claims related to disability. Executive likewise releases the Released Parties from any and all obligations for attorneys' fees incurred in regard to the above claims, or otherwise. Notwithstanding the foregoing, Released Claims shall not include (i) any claims based on obligations created by or reaffirmed in this Agreement; (ii) any obligation Company may have for any compensation earned by and due Executive for work performed on or prior to the Effective Date; (iii) any right to any retirement benefit for which he is eligible under the terms of Company plans, or any rights under COBRA to continue Executive's group health coverage at his own expense after December 31, 2007 ; and (iv) any claims for indemnification under Company's or Con-way Inc.'s Certificate of Incorporation or By-laws due to his serving as an executive officer of Company and/or Con-way Inc. on or prior to the Effective Date, including without limitation claims against Company, Con-way Inc. or their
     insurers for attorney's fees.   The parties agree that nothing in this
     paragraph is intended to eliminate or diminish Executive's rights to indemnification, if any, pursuant to and subject to any restrictions set forth in Company's of Con-way Inc.'s Certificate of Incorporation or By-laws, for claims brought against him by reason of his service as an officer, employee, or agent of the Corporation on or prior to the Effective Date of the Agreement.

5. Waiver of Unknown Claims. The parties understand and agree that Released Claims include not only claims presently known to Executive, but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of Released Claims as described in Section 6, above. Executive understands that he may hereafter discover facts different from what he now believes to be true, which if known, could have materially affected this Agreement, but he nevertheless waives any claims or rights based on different or additional facts.

     In addition, but without limitation, this Agreement constitutes a waiver and release of any and all claims which would otherwise be preserved by operation of section 1542 of the California Civil Code. Civil Code section 1542 provides in pertinent part:

          A general release does not extend to claims which the [Releasee] does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the [Releasor.]


6. Covenant Not to Sue. Executive shall not sue or initiate against any Released Party any compliance review, action, or proceeding, or participate in the same, individually or as a member of a class, under any contract (express or implied), or any federal, state, or local law, statute, or regulation pertaining in any manner to Released Claims.

7. Nonadmission. The parties understand that this is a compromise settlement of disputed claims and that the furnishing of the consideration for this Agreement shall not be deemed or construed at any time or for any purpose as an admission of liability by Company. The liability for any and all claims is expressly denied by Company.

8.   Age Discrimination Claims.   Executive understands and agrees that, by
     entering into this Agreement, (i) he is waiving any rights or claims he might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act ("ADEA"); (ii) he has received consideration beyond that to which he was previously entitled; (iii) he has been advised to consult with an attorney before signing this Agreement; and (iv) he has been offered the opportunity to evaluate the terms of this Agreement for not less than twenty-one (21) days prior to his execution of the Agreement. Employee may revoke this Agreement (by written notice to Company) for a period of seven (7) days after his execution of the Agreement, and it shall become effective and enforceable only upon the expiration of this revocation period without prior revocation by Employee.
     The Effective Date of this Agreement shall be the first calendar day after the expiration of the revocation period, unless revoked in writing by Employee prior to that date.

9. Integration. The parties understand and agree that this Agreement recites the sole consideration to be provided by Company or its affiliates to Executive and Executive's commitments and obligations to Company; that no representation or promise has been made to Executive by Company, by any of its affiliates, by the Board of Directors of Company or any committee or member of the Board, or by any agent or representative acting on its or their behalf, except as expressly set forth in this Agreement; and that all agreements and understandings between the parties concerning compensation, fees and benefits to be provided to Executive are embodied and expressed in this Agreement.
     This Agreement shall supersede all prior or contemporaneous agreements and understandings among Executive and Company, whether written or oral, express or implied, with respect to employment, compensation, fees or benefits of any kind or type to be provided to Executive, except to the extent that the provisions of any such agreement or plans have been expressly referred to in this Agreement as having continued effect.

10. Assignment; Successors and Assigns. Executive agrees that he will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement. Any such purported assignment, transfer, or delegation shall be null and void. Executive represents that he has not previously assigned or transferred any rights or obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors, attorneys, and permitted assigns. This Agreement shall not benefit any other person or entity except as specifically enumerated in this Agreement.

11. Severability. If any provision of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

13. Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit or against the party responsible for any particular language in this Agreement. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement.

14. Attorneys' Fees and Costs. The parties agree that in the event of a material breach of this Agreement or any provision thereof, the party who is found by a court or an arbitrator not to be in material breach shall be entitled to recover costs and reasonable attorneys' fees.

15. Arbitration of Disputes/Venue. In the event of any controversy arising from or concerning the interpretation or application of this Agreement, including the arbitrability of such controversy, whether such controversy is grounded in common or statutory law, the parties agree that such controversy shall be resolved exclusively through binding arbitration in Ann Arbor, MI before a single neutral arbitrator selected jointly by the parties. The parties agree that this Section 15 establishes a post-dispute arbitration agreement and stipulate, with the advice of counsel or the opportunity to obtain such advice, that the same is not an adhesive or unconscionable contract. The parties to the arbitration shall have all rights, remedies, and defenses available to them in a civil action for the issues in controversy. The parties shall be jointly responsible for the fees and expenses of the arbitrator. If, for any legal reason, a controversy arising from or concerning the interpretation or application of this Agreement cannot be arbitrated as provided above, the parties agree that any civil action shall be brought in the United States District Court for the District of Michigan, or, only if there is no basis for federal jurisdiction, in the Circuit Court for the State of Michigan, in and for the County of Washtenaw. The parties further agree that any such civil action shall be tried to the court, sitting without a jury. The parties knowingly and voluntarily waive trial by jury.

16. Representation by Counsel. The parties acknowledge that (i) they have had the opportunity to consult counsel in regard to this Agreement, (ii) they have read and understand the Agreement and they are fully aware of its legal effect; and (iii) they are entering into this Agreement freely and voluntarily, and based on each party's own judgment and not on any representations or promises made by the other party, other than those contained in this Agreement.

The parties have duly executed this Agreement as of the dates set forth below.



   /s/ David S. McClimon            Dated:  September 21, 2007
  ------------------------------
       David S. McClimon


By: /s/ Douglas W. Stotlar          Dated:  September 25, 2007
  ------------------------------
      Douglas W. Stotlar
      President and Chief Executive Officer
      Con-way Inc.